Exhibit 99.1
SOURCE: Earthstone Energy, Inc.
May 29, 2014 08:30 ET

Earthstone Energy to Present at Global Hunter Securities' Conference

DENVER, CO--(Marketwired - May 29, 2014) - EARTHSTONE ENERGY, INC. (NYSE MKT: ESTE) today announced that the Company will present at the GHS 100 Energy Conference in Chicago, IL, on Tuesday, June 24, 2014 at 10:00 am Central time. Ray Singleton, President of Earthstone, will be joined by Frank A. Lodzinski, President of OAK VALLEY RESOURCES, LLC. Together they will discuss their recently announced Strategic Combination.

A copy of the Investor Presentation and a link to the webcast will be available by accessing Earthstone's website atwww.earthstoneenergy.comor Oak Valley's website at www.oakvalleyllc.com prior to the conference.

ABOUT EARTHSTONE ENERGY:

Earthstone Energy, Inc. is a growth-oriented independent oil and gas exploration and production company with focus and growth primarily in the Williston Basin. Earthstone is traded on the NYSE MKT under the symbol ESTE. Information on Earthstone can be found at its web site:www.earthstoneenergy.com.

ABOUT OAK VALLEY RESOURCES, LLC

Oak Valley Resources was capitalized on December 21, 2012 and is an independent oil and gas company engaged in the development and acquisition of oil and gas reserves through an active and diversified program that includes the acquisition, drilling and development of undeveloped leases, purchases of reserves and exploration activities, with the majority of its human and capital resources currently deployed towards its drilling program in Gonzales and Fayette Counties, Texas.

CONTACTS:

Ray Singleton
President & CEO
Earthstone Energy, Inc
303-296-3076, ext. 102

Neil Cohen
VP, Finance
Oak Valley Resources, LLC
(281) 298-4246

633 Seventeenth Street, Ste. 2320
Denver, CO 80202-3619
(303) 296-3076
(303) 773-8099 Fax